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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

JULY 14, 2003                            CONTACT:  INVESTOR RELATIONS
                                         PHONE:    865-380-3206
                                         FAX:      865-380-3784

        PROXY ADVISER, INSTITUTIONAL SHAREHOLDER SERVICES, REAFFIRMS ITS RECOMMENDATION OF CLAYTON HOMES - BERKSHIRE HATHAWAY TRANSACTION

KNOXVILLE, TENN. - Institutional Shareholder Services, ISS, earlier today reaffirmed its recommendation of a vote FOR the proposed merger of Clayton Homes, Inc. (CMH: NYSE) and Berkshire Hathaway, Inc.

Kevin T. Clayton, Chief Executive Officer of Clayton Homes remarked; "We are pleased that ISS has reached its conclusion, consistent with the Board recommendation to stockholders."

This press release contains forward-looking statements with respect to management's beliefs about the financial condition, results of operations and business of Clayton Homes in the future. These statements involve risks and uncertainties. The actual outcome could differ materially from that contemplated by such statements. Factors that could cause or contribute to such differences could include, but are not limited to: market conditions in the manufactured housing market, the degree of continued market acceptance of Clayton Homes' products, competition, failure of the requisite stockholders to approve the merger, litigation related to the merger, and merger-related costs and expenses. The non-merger related factors mentioned above, as well as other factors that could affect Clayton Homes' business, are discussed in Clayton Homes' Annual Report on Form 10-K for the fiscal year ended June 30, 2002, on file with the Securities and Exchange Commission. Clayton Homes does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.